6

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT




         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported): March 31, 2003




                              ALBION AVIATION, INC.
             (Exact name of registrant as specified in its charter)


Delaware                       333-46672                         33-0619254
(State or other jurisdiction   (Commission                      (IRS Employer
of incorporation)              File Number)              Identification Number


24351 Pasto Road, #B, Dana Point, California                            92629
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:              (949) 489-2400

                 Special Note about Forward-Looking Information

         This report contains certain forward-looking statements and information relating to the Registrant that are based on the beliefs of management as well as assumptions made by and information currently available to management. These statements include, among other things, the discussions of the Registrant's business strategy and expectations concerning the Registrant's future operations, product development costs and schedules, product rollout dates, customer acceptance, licensing of required third-party technologies, ability to obtain required additional capital, profitability, liquidity, and capital resources. When used in this document, the words "anticipate," "believe," "estimate," "expect" and "intend" and similar expressions, as they relate to the Registrant or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Registrant respecting future events and are subject to certain risks, uncertainties and assumptions, including the meaningful and important risks and uncertainties noted. Although the Registrant has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause the forward-looking statement not to come true as anticipated, believed, estimated, expected or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Neither the Registrant nor any other person undertakes any obligation to revise these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.




                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT


The Reorganization with Aradyme Development Corporation

         On March 31, 2003, Albion Aviation, Inc., a Delaware corporation, completed a reorganization with Aradyme Development Corporation, a Nevada corporation, in which, Albion, which currently has approximately 1.5 million shares issued and outstanding, issued an aggregate of approximately 13.1 million shares of common stock and 12,000 shares of preferred stock (convertible into 120,000 shares of common stock) to the Aradyme stockholders. Options to purchase approximately 1.3 million shares of Aradyme common stock at $0.50 per share are being converted into options to purchase the same number of shares of Albion common stock on the same terms.

         As a result of the acquisition, Aradyme became a wholly-owned subsidiary of Albion, the president of Aradyme was appointed the president of Albion, and the other current officers and directors of Aradyme will become the officers and directors of Albion, as discussed below. Aradyme's board of directors and management team will continue Aradyme's business as Albion's new operating subsidiary. Albion's new board of directors, consisting of former Aradyme principals, will review whether to attempt to continue to implement its air charter service through its subsidiary, Svetlana Aviation. Albion has previously approved changing its name to Aradyme Corporation upon completion of the reorganization. Accordingly, the current name and address of the registrant is:

                               ARADYME CORPORATION
                          677 East 700 South, Suite 201
                            American Fork, Utah 84003
                            Telephone: (801) 756-9585
                            Telecopy: (801) 756-9518


         Aradyme was organized in February 2001 as a software development company for product development and custom programming for clients needing database solutions for business applications. As an outgrowth of its initial activities, in 2002, Aradyme introduced the market to the Aradyme Database Management System, or DBMS, software technology. The Aradyme DBMS is designed as a user-friendly and cost-effective development platform that Aradyme believes will enable it to establish revenues from:

o        sales of custom-developed database applications based on the Aradyme
DBMS;

o        sales of vertical applications in development on the Aradyme DBMS;

o sales of Aradyme development licenses for developers and resellers and the resulting ongoing revenue from user licenses required at workstations accessing applications developed or based on the Aradyme DBMS; and

o training, support, upgrade protection, specialized development modules/tools, and consultants.

         The Aradyme DBMS uses a development platform that makes the resulting applications dynamic for the life of the application. The Aradyme DBMS approach enables rapid building of database applications in a drag-and-drop environment that Aradyme believes is more powerful, flexible and yet more affordable than leading alternatives. The technology means applications remain 100% open and flexible to real-time additions, modifications and changes, allowing applications to continually evolve real-time with business processes, even after data has been entered. Aradyme believes that facilitating ongoing revisions, additions and enhancements without loss of data, downtime, or expensive time-consuming re-architecture of the DBMS is an important feature of the Aradyme DBMS approach.

         Aradyme believes that this is different than current DBMS software, which becomes difficult to change after the system is populated with data. With the traditional approach, any future flexibility must generally be anticipated and coded into the DBMS architecture before it is populated with data. If possible future uses or applications are not properly anticipated and incorporated into the initial architecture, subsequent revisions and changes become costly and time-consuming and, in some instances, practicably impossible to implement.

         The Aradyme DBMS is designed to enable a developer to revise, add to, or enhance the application at any time during its life without the loss or
corruption  of  the  data  or  expensive,   time-consuming  re-architecture.  In
addition, database solutions by different development teams or different companies using the Aradyme DBMS can be easily integrated. Aradyme believes that this enables the Aradyme users to deploy DBMS solutions faster, less expensively, and with the ability to continue to customize and integrate solutions as they continue to use the Aradyme database application, in effect increasing its functionality and efficiency over time, as compared with other, traditional DBMS software, which tends to become obsolete through the limitations on program alterations.

         Aradyme, a development-stage company, had $30,148 in revenue for the fiscal year ended September 30, 2002, and had an accumulated loss of $891,200 for the year ended September 30, 2002, and $1,109,980 for the period from inception through September 30, 2002. For the quarter ended December 31, 2002, Aradyme reported revenue of $15,995 and a loss of $215,937, for an accumulated loss of $1,325,917 from inception through December 31, 2002. As of December 31, 2002, Aradyme had stockholders' equity (deficit) of ($124,041). The auditors' report for the year ended September 30, 2002, contained an explanatory paragraph regarding the ability of Aradyme to continue as a going concern.

         Since inception, Aradyme has relied on proceeds from the sale of securities to fund its activities. From inception through December 31, 2002, Aradyme had required an aggregate of $1,171,000 in cash to fund its operating activities and $23,000 to fund its investing activities, all of which was provided by the $1,238,000 received from financing activities, including approximately $1,139,000 in net proceeds from the sale of common and preferred stock and approximately $126,000 net advances from a related party.

         Aradyme estimates that it will require approximately $2.0 million in cash to fund its activities through December 31, 2003, which it will seek to obtain principally through the sale of securities. Aradyme has no commitment from any person to acquire all or any of such securities or to provide funding through any other mechanism. Aradyme expects that additional capital will be required in 2004 if it is unable to generate sufficient revenues from commercialization of the Aradyme DBMS.

Executive Officers and Directors

         The former officers and directors of Aradyme will become the executive officers and directors of Albion, subject to the dissemination to the Albion stockholders and filing with the Securities and Exchange Commission of required information about the terms of the transaction, the new executive officers and directors, their compensation arrangements, and other information. The following table sets forth information about each person Albion anticipates will become an executive officer or director of Albion, subject to the foregoing:

          Name                                          Age                           Title
          -------------------------------------------  -------  ---------------------------------------------------

          James R. Spencer..........................     38     Chief Executive Officer and Director
          Kirk L. Tanner............................     44     President and Director
          Merwin D. Rasmussen.......................     49     Chief Financial Officer, Corporate Secretary
                                                                  and Director

Each director will serve until Albion's next annual meeting of stockholders and until his successor has been elected and qualified. Officers serve at the pleasure of the board of directors.

         James R. Spencer has served as Aradyme's chief executive officer since September 2001 and has been a director since February 2001. Before joining Aradyme, Mr. Spencer was a founder, senior partner, and president at Tanner Spencer Group, Orem Utah from June 1997 through June 2001, where he directed, consulted and executed marketing and general business strategies and tactics for both private and publicly-held companies and their products. From October 1993 to June 1997, Mr. Spencer worked for Novell, Inc., Orem, Utah, where he was senior director of product line management and planning for the $1.2 billion annual NetWare product offering. From December 1989 to October 1993, he worked for SoftSolutions, Inc., Orem Utah, a database application provider, where he played a principal role in creating the document management and groupware software category and directed SoftSolutions' marketing in its efforts to become a market leader. He received his B.S. in Business Finance from Brigham Young University.

         Kirk L. Tanner has served as Aradyme's president since September 2001 and a director since February 2001. Prior to joining Aradyme, Mr. Tanner was a founder, senior partner, and chief executive officer of Tanner Spencer Group, Orem Utah, from June 1997 to June 2001, consulting, directing and executing marketing programs for both private and publicly-held companies. Mr. Tanner was also employed by Ted Bates, an advertising agency located in Chicago, Illinois, from June 1985 to February 1987, and BBDO, an advertising agency located in Dallas, Texas, from February 1987 to March 1988. While with Ted Bates and BBDO, Mr. Tanner managed accounts such as the Ben Hogan Golf Company, Pepsi, Eagle Brand Snacks, and Kroger Food Stores. Mr. Tanner has managed the marketing and communications programs for Novell, Inc. as director of marketing from (March 1988 to August 1989 and as a marketing manager from June 1995 to June 1997), and SoftSolutions, Inc. as director of corporate communications from October 1989 to March 1990, and Wicat Systems as director of corporate communications and marketing from March 1990 to September 1992, and Hales Allen as vice president of account services working with companies like Josten Learning and WordPerfect Corporation from September 1992 to February 1995. He earned a B.A. in advertising from Brigham Young University, Provo Utah, and an M.S. in advertising from Northwestern University, Chicago, Illinois.

         Merwin D. Rasmussen has been an independent contract anesthetist since 1982 and Chief of Obstetrical Anesthesia Department at Pioneer Valley Hospital since 1986. Mr. Rasmussen has also served as Aradyme's corporate secretary and a director from February 2001 to the present. Mr. Rasmussen also has been the manager/director of Synergy Limited, LLC, which owns and operates a Golds Gym fitness franchise in West Valley City, Utah, since June 2001. From June 1995 to the present, Mr. Rasmussen has been an owner and director of Envirofresh, Inc., a finance company, located in Salt Lake City Utah from July 1995 to the present. Additionally, he has been the chief executive officer and board member of Eagle Rock Funding, Salt Lake City Utah, a mortgage finance company, since July 1999. Mr. Rasmussen received a degree in anesthesia in 1980 from Minneapolis School of Anesthesia.

Principal Stockholders

         The following table sets forth, as of the date of this report, the outstanding common stock owned of record or beneficially by each person who owned of record, or was known by Albion, to own beneficially, more than 5% of issued and outstanding of Aradyme or Albion, respectively, prior to the reorganization, and the name and share holdings of each director and all of the executive officers and directors of Aradyme and Albion, respectively, as a group, together with the ownership of the foregoing in Albion after giving effect to the completion of the Reorganization:

                                        Before Reorganization                       After Reorganization
                                                                                          Percent of Outstanding
                                  Security        Number(1)     Percent      Number        Primary     Diluted(2)

                                       Currently held in Albion

   Jehu Hand, sole           Common stock            815,800       53.4%       815,800       5.5%          5.1%
   director, officer and
   principal stockholder
   Kimberly Peterson         Common stock             93,850        6.1         93,850       0.6           0.6
   All other Albion          Common stock             617,350      40.4        617,350       4.2           3.8
                                                 ------------    ------    -----------    ------        ------
   stockholders
 Total                                             1,527,000      100.0%     1,527,000      10.4           9.5
                                                 ===========      ======   ===========


                                        Before Reorganization                       After Reorganization
                                                                                          Percent of Outstanding
                                  Security        Number(1)     Percent      Number        Primary     Diluted(2)

                                      Currently held in Aradyme

 Aradyme principal
 stockholders:
   Jenkins Family Trust      Common stock          2,900,000       22.1%     2,900,000      19.6          18.0
   Daniel Faust              Common stock          2,000,000       15.3      2,000,000      13.5          12.4
   Leonard Cooke             Common stock          2,000,000       15.3      2,000,000      13.5          12.4
   Lynn Rob Ledbetter        Common stock            901,056        6.9        901,056       6.2           5.6
   Wade R. Cook              Common stock            684,998        5.2        684,998       4.6           4.2

 Aradyme directors and
 executive officers:
   James R. Spencer          Common stock            977,250        7.5        977,250       6.6           6.1
   Kirk L. Tanner            Common stock            975,250        7.4        975,250       6.6           6.0
   Merwin D. Rasmussen       Common stock            975,000        7.4        975,000       6.6           6.0
                             Options               1,000,000        7.1      1,000,000       6.3           5.8
                                                 -----------                ----------
                                                   1,975,000       14.0      1,975,000      11.8          10.9
 All Aradyme directors and   Common stock          2,927,500       22.1      2,927,500      19.8          18.1
 officers as a group (3
 persons)
                             Options               1,000,000        7.0      1,000,000       6.8           6.2
                                                 -----------                ----------
                                                   3,927,500       27.6      3,927,500      26.6          24.3
 Preferred stock             Common Stock            120,000        0.9        120,000       0.8           0.7
                             Equivalents
 All other Aradyme           Common stock          1,700,020       12.9      1,700,020      11.6          10.5
                                                 -----------     ------
 stockholders
 Common stock                                                                1,391,000                     8.6
                                                   ---------               -----------
 subscriptions and options
                                                  13,233,574      100.0%    14,624,574                    90.5
                                                  ==========      ======    ----------                 -------
                                                                            16,151,574                   100.0%
                                                                            ==========                   ======


(1) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power.
(2) Gives effect to the issuance of common stock on the payment of outstanding subscriptions and the exercise of outstanding options.




                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


         As set forth in Item 1 above, Albion Aviation, Inc. has acquired Aradyme Development Corporation, American Fork, Utah, which is developing and marketing advanced database management products, in consideration of the issuance of 13,113,574 shares of common stock and 12,000 shares of preferred stock. Outstanding Aradyme options to purchase 1,391,000 shares of common stock at a weighted average price of $0.50 per share are being exchanged for options to purchase the same number of shares of Albion on the same terms.

         Aradyme's principal assets consist of software license rights to proprietary technologies on which its Aradyme DBMS products are based and related research and development and other intangibles, which have generally been expensed for financial reporting purposes. Under the license agreement, Aradyme issued the licensor 4,000,000 shares of common stock and agreed to pay a license fee equal to 10% of all license fees collected by Aradyme for each license sold, distributed or otherwise commercially exploited. The license fee is payable until the total of $2.0 million has been paid. At the expiration of the license agreement, Aradyme may purchase the licensed technology for $1.00. Aradyme paid license fees of $2,755 during the year ended September 30, 2002.

         The terms of the reorganization between Albion and Aradyme were the result of arm's-length negotiations.




                              ITEM 5. OTHER EVENTS



In contemplation of the completion of the reorganization, the Registrant filed Certificate of Amendment with the State of Delaware on January 9, 2003 changing its name to Aradyme Corporation.




                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


a) Financial statements required by this item will be filed by amendment as soon as practicable, but no later than May 28, 2003.

b) Pro forma financial statements required by this item will be filed by amendment as soon as practicable, but no later than May 28, 2003.

c)       The following are filed as exhibits to this report.

                   SEC
   Exhibit      Reference
    Number        Number                            Title of Document                                Location
-------------- ------------ ------------------------------------------------------------------- -------------------

      Item 2.               Plan of Acquisition, Reorganization, Arrangement, Liquidation or
                            Succession
-------------- ------------ ------------------------------------------------------------------- -------------------
         2.01         2     Reorganization Agreement between Albion Aviation, Inc. and          This filing
             Aradyme Development Corporation dated February 7, 2003

      Item 3.               Articles of Incorporation and Bylaws
-------------- ------------ ------------------------------------------------------------------- -------------------
         3.01         3     Articles of Merger among Albion Aviation, Inc., Albion Merger       This filing
                            Corporation, and Aradyme Development Corporation dated March 13,
                            2003, with related Plan of Merger
         3.02         3     Certificate of Amendment to Certificate of Incorporation of         This filing
                            Albion Aviation, Inc. dated 8th of January, 2003 and filed 9th of
                            January 2003

      Item 4.               Instruments Defining the Rights of Security Holders
-------------- ------------ ------------------------------------------------------------------- -------------------
         4.01         4     Form of Certificate of Designation Series A Preferred Stock         This filing




                          ITEM 8. CHANGE IN FISCAL YEAR



         In connection  with the completion of the  reorganization  described in
Item 1, the Registrant determined on March 31, 2003, to change its fiscal year from December 31 to September 30, the fiscal year of Aradyme Development Corporation.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          ALBION AVIATION, INC.



Date: April 4, 2003                                       By:
                                                     Kirk L. Tanner, President